Exhibit 99.4

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V60613-S06415 For Against Abstain ! ! ! ! ! ! Yes No AMCOR PLC 83 TOWER ROAD NORTH WARMLEY, BRISTOL BS30 8XP UNITED KINGDOM AMCOR PLC 1. To approve the issuance of ordinary shares, par value $0.01 per share, of Amcor plc (“Amcor”), to stockholders of Berry Global Group, Inc. (“Berry”) in connection with the merger of Aurora Spirit Inc., a wholly-owned subsidiary of Amcor, with and into Berry, with Berry surviving as a wholly-owned subsidiary of Amcor, on the terms and subject to the conditions specified in the Agreement and Plan of Merger, dated November 19, 2024 and as it may be amended from time to time, by and among Amcor, Aurora Spirit, Inc. and Berry (the “Amcor Share Issuance Proposal”). The Board of Directors recommends you vote FOR proposals 1 and 2. 2. To approve one or more adjournments of the Amcor Extraordinary General Meeting, if necessary or appropriate, to permit solicitation of additional proxies if there are not sufficient votes to approve the Amcor Share Issuance Proposal. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! SCAN TO VIEW MATERIALS & VOTEw AMCOR PLC 83 TOWER ROAD NORTH WARMLEY, BRISTOL BS30 8XP UNITED KINGDOM VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [TBD], 2025 for shares held directly and by 11:59 p.m. Eastern Time on [TBD], 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for mailing if you decide to vote by mail.

V60614-S06415 Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. AMCOR PLC Extraordinary General Meeting of Shareholders [TBD], 2025 - [TBD] p.m. London, Greenwich Mean Time This proxy is solicited by the Board of Directors Unless indicated otherwise on this proxy, the shareholder(s) hereby appoint(s) Damien Clayton (Corporate Secretary) and Deborah Rasin (General Counsel), or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Amcor plc that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders to be held at [TBD], [TBD] p.m. London Greenwich Mean Time on [TBD], 2025, and any adjournment or postponement thereof. While the shareholder(s) is/are not required to do so, if the shareholder(s) wish(es) to appoint another named person other than Damien Clayton and Deborah Rasin as proxy/proxies and authorize(s) the appointed proxy/proxies to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Amcor plc that the shareholders(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders, the shareholder(s) may do so. Instead of Damien Clayton and Deborah Rasin, the shareholder(s) hereby appoint(s) the following named person(s) as proxy/proxies: This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side